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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange     Act of 1934
Date of report (Date of earliest event reported): March 8, 2026
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AIR T, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11020 David Taylor Drive, Suite 305,
Charlotte, North Carolina 28262
(Address of Principal Executive Offices, and Zip Code)

________________(980) 595-2840__________________
Registrant’s Telephone Number, Including Area Code

 Not applicable___
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIRT	NASDAQ Capital Market
Alpha Income Preferred Securities (also referred to as 8% Cumulative Capital Securities) (“AIP”)	AIRTP	NASDAQ Global Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K filed by Air T, Inc. (the “Company”) with the Securities and Exchange Commission on March 9, 2026 (the “Original Report”) is being filed to amend and restate Item 1.01 of the Original Report to revise and clarify the description of the anticipated consideration payable in connection with the Company’s agreement with Arena Aviation Partners B.V. (“Arena”). Except as described above, the Company is not amending any other disclosure in the Original Report. This Amendment No. 1 also includes additional disclosure under Item 8.01.

Item 1.01 Entry into a Material Definitive Agreement

On March 8, 2026, the Company, through Crestone Air Partners, Inc. (the “Purchaser” or “Crestone”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Arena, the sellers party thereto (collectively, the “Sellers”), and Dirk Jan Smit, as Securityholders’ Agent, pursuant to which Purchaser agreed to acquire all of the outstanding shares of Arena. The transaction is expected to close in approximately two months, subject to the satisfaction or waiver of customary closing conditions.

At the closing, the Company currently anticipates paying cash consideration of approximately $20 million, subject to customary post-closing adjustments pursuant to the Purchase Agreement, including for indebtedness and transaction expenses. In addition, the Company has agreed to provide the Sellers with contingent future payments representing in excess of approximately 50% of certain contracted future upside related to specified transactions in Arena’s asset management pipeline. The contingent future payments are currently estimated to equal in excess of $10 million, however are fully at-risk and may be materially more or less than current estimates, including zero.

The foregoing description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the Purchase Agreement.

Item 8.01 Other Events

On March 10, 2026, Crestone Air Partners, Inc. (“Crestone”), a subsidiary of the Company, announced that it entered into an indicative summary of non-binding terms, dated February 27, 2026 (the “Term Sheet”), with a financial investor (the “Investor”). The Term Sheet sets forth certain proposed terms pursuant to which the Investor is evaluating a potential minority equity investment in a new holding company combining elements of Crestone, Crestone Asset Management, LLC and, upon closing of the aforementioned transaction, Arena (such combined company, “NewCo”). In each case, this potential transaction is subject to finalization of organizational structure and the negotiation and execution of definitive documentation.

The Term Sheet contemplates, among other things:

•an investment amount of $10.0 million in NewCo in the form of convertible preferred equity;
•an initial conversion price implying an as-converted valuation of NewCo of $80.0 million (resulting in approximately 12.5% ownership on an as-converted basis), subject to customary anti-dilution protections and other adjustments;
•an earn-out valuation ratchet of up to $40.0 million based on certain consolidated EBITDA targets;

The Term Sheet is non-binding and is subject to ongoing structuring and legal and tax review. No definitive agreement has been executed, and there can be no assurance that any transaction will be pursued or consummated, or as to the timing, terms, structure, valuation, or amount of proceeds, if any.

In addition to the non-binding term sheet, the Company is presently negotiating with management of Crestone for their investment of separate funds to also acquire a minority interest in NewCo. The terms of such transactions are not final and it is presently anticipated that such interest will not exceed 5% of NewCo. There can be no assurance that any such transactions will be pursued or consummated, or as to timing, terms, structure, valuation, or amount of proceeds, if any.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially. The Company undertakes no obligation to update any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2026

AIR T, INC.

By: /s/ Tracy Kennedy
Tracy Kennedy, Chief Financial Officer